Exhibit (a)(1)(B)

ADS Letter of Transmittal

To Tender for Cash American Depositary Shares
of

Maxcom Telecomunicaciones, S.A.B. de C.V.

Pursuant to U.S. Offer to Purchase, Dated August 23, 2013

by

Trust Number 1387, acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as Trustee for the Trust Number 1387, Ventura Capital Privado, S.A. de C.V.,
Javier Molinar Horcasitas and Enrique Castillo Sanchéz Mejorada

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME (11:00P.M., MEXICO CITY TIME) ON SEPTEMBER 26, 2013, UNLESS THE U.S. OFFER IS EXTENDED.

Please deliver this properly completed and duly executed ADS Letter of

Transmittal and accompanying documents to the U.S. Receiving Agent for the U.S. Offer:

Citibank, N.A.

By Mail:	By Hand or Courier:

Citibank, N.A.	Citibank, N.A.
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

YOU SHOULD ONLY USE THIS ADS LETTER OF TRANSMITTAL TO TENDER YOUR ADSs IN THE U.S. OFFER.  IF YOU HOLD SHARES AND/OR THE ORDINARY PARTICIPATION CERTIFICATES THAT YOU WISH TO TENDER IN THE U.S. OFFER OR THE MEXICAN OFFER YOU SHOULD PROMPTLY CONTACT THE NOMINEE HOLDING THE SHARES AND/OR ORDINARY PARTICIPATION CERTIFICATES ON YOUR BEHALF.

DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR ADSs.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
THE TABLE BELOW SHALL BE COMPLETED BY ALL TENDERING HOLDERS OF THE ADSs.

DESCRIPTION OF ADSs TENDERED

Name and Address of Registered Holder	Certificate Number(s)*	Number of ADSs Tendered**

* Need not be completed by holders who tender by book-entry transfer.

** Unless otherwise indicated in the column entitled “Number of ADSs Tendered,” a holder will be deemed to have tendered ALL of the ADSs represented by the certificate(s) listed in column 2. (See Instruction 4).

By signing this ADS Letter of Transmittal, you hereby acknowledge that you have received the U.S. Offer to Purchase, dated August 23, 2013 (the “U.S. Offer” or “U.S. Offer to Purchase”), by Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, a banking institution organized and existing under the laws of the United Mexican States, acting as Trustee for the Trust 1387 (the “Trust”), Ventura Capital Privado, S.A. de C.V. (“Ventura Capital”), Javier Molinar Horcasitas (“Javier Molinar”) and Enrique Castillo Sanchéz Mejorada (“Enrique Castillo” and together with the Trust, Ventura Capital and Javier Molinar, the “Purchasers”) and this ADS Letter of Transmittal.  The U.S. Offer to Purchase together with this ADS Letter of Transmittal constitute the Purchasers’ U.S. Offer (the “U.S. Offer”) to purchase for cash (i) all of the outstanding Series A Common Stock, without par value (the “Shares”) of Maxcom Telecomunicaciones, S.A.B. de C.V., a limited liability public stock corporation, a sociedad anónima bursatil de capital variable, organized and existing under the laws of the United Mexican States (“Maxcom”), (ii) all of the Ordinary Participation Certificates (“CPOs”) of Maxcom, and (iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and, in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of Maxcom, in each case held by persons who are not Mexican residents. Each ADS represents seven CPOs. Each CPO represents three Shares.  Simultaneously with the U.S. Offer, the Purchasers are offering in Mexico (the “Mexican Offer,” and collectively with the U.S. Offer, the “Offers”) to purchase for cash all of the outstanding Shares and CPOs on substantially the same terms as the Shares and ADSs in the U.S. Offer.

In the U.S. Offer we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all of the outstanding Shares held by persons who are not Mexican residents at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs held by persons who are not Mexican residents, at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.  The purchase price in the Offers will be appropriately adjusted to reflect any reclassification, recapitalization, share split or combination, exchange or readjustment occurring after the date of this U.S. Offer to Purchase with respect to any of the Shares, CPOs, ADSs or any share or other dividend thereon.

The purchase price for the Securities accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars equivalent to the applicable Mexican peso price in the U.S. Offer, based on the Applicable Exchange Rate. The Purchasers will announce the Applicable Exchange Rate by a press release not later than 10:00 a.m., New York City time, on the next U.S. business day after the Applicable Exchange Rate is determined.

The Mexican Offer is open to all holders of Shares and CPOs, including U.S. holders.  If a U.S. holder would like to tender its Shares and CPOs in the Mexican Offer instead of the U.S. Offer it may do so. Holders of ADSs also may contact The Bank of New York Mellon Corporation, as depositary for the ADSs, to convert their ADSs into Shares or CPOs and tender such Shares or CPOs in the Mexican Offer.  Holders of Shares and CPOs will have to pay a fee of up to $5.00 for each 100 ADSs converted. The purchase price for the Shares and CPOs tendered in the Mexican Offer will be paid in Mexican pesos. If a holder of Shares or CPOs chooses to tender into the Mexican Offer, such holder will bear the risk of any fluctuation in the exchange rate after the consummation of the Offers if such holder then wishes to convert such Mexican pesos into U.S. dollars or any other currency. If the Mexican Offer is amended to increase or decrease the price offered for the Securities, the Purchasers will make a corresponding amendment to increase or decrease the price offered for the Securities in the U.S. Offer.

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING AMERICAN DEPOSITARY RECEIPTS (“ADRs”), OR ADSs HELD IN BOOK-ENTRY FORM, IN THE U.S. OFFER.  DO NOT USE THIS ADS LETTER OF TRANSMITTAL TO TENDER SHARES OR CPOs.  IF YOU HOLD SHARES OR CPOs THAT YOU WISH TO TENDER IN THE U.S. OFFER, PLEASE READ THE INFORMATION PROVIDED IN THE U.S. OFFER TO PURCHASE UNDER THE CAPTION “THE U.S. OFFER — PROCEDURE FOR TENDERING IN THE U.S. OFFER — HOLDERS OF SHARES OR CPOs” AND CONTACT THE NOMINEE FOR YOUR SHARES OR CPOs AND INSTRUCT YOUR NOMINEE TO TENDER ON YOUR BEHALF.

If you tender your ADSs, and we accept the ADSs, this will constitute a binding agreement between us, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal.  In order to validly tender your ADSs in the U.S. Offer, you must, on or prior to the expiration of the U.S. Offer, do one of the following:

•        Tender the ADSs by sending a properly completed and duly executed ADS Letter of Transmittal and all other documents required by the ADS Letter of Transmittal, together with the ADRs evidencing the ADSs in proper form for transfer, to the U.S. Receiving Agent at one of its addresses set forth on the back cover of the U.S. Offer; or

•        If the ADSs are held in book-entry form, tender the ADSs by following the procedures for book-entry transfer described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER — Procedure for Tendering in the U.S. Offer — Holders of ADSs” and by sending a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) instead of an ADS Letter of Transmittal, to the U.S. Receiving Agent.

The term “Agent’s Message” means a message, transmitted by The Depository Trust Company (“DTC”) to, and received by, the U.S. Receiving Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the participant tendering the ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that we may enforce such agreement against such participant.

If you wish to tender your ADSs, but (1) the ADRs evidencing the ADSs are not immediately available, (2) time will not permit the ADRs evidencing the ADSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed before the expiration of the U.S. Offer, a tender of ADSs may be effected by following the guaranteed delivery procedures described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER — Procedure for Tendering in the U.S. Offer — Holders of ADSs.”

Only registered holders of the ADSs are entitled to tender their ADSs in the U.S. Offer.  If you are a beneficial owner whose ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your ADSs in the U.S. Offer, you should promptly contact the person in whose name the ADSs are registered and instruct that person to tender on your behalf.  If you wish to tender in the U.S. Offer on your own behalf, prior to completing and executing this ADS Letter of Transmittal and delivering the certificates for your ADSs, you must either make appropriate arrangements to register ownership of the ADSs in your name or obtain a properly completed stock power from the person in whose name the ADSs are registered.

In order to properly complete this ADS Letter of Transmittal, you must (1) complete the box entitled “Description of ADSs Tendered,” (2) if appropriate, complete the boxes entitled “Special Payment Instructions” and/or “Special Delivery Instructions,” (3) sign this ADS Letter of Transmittal by completing the box entitled “Signature(s) Required” and (4) complete and sign the attached IRS Form W-9. By completing the box entitled “Description of ADSs Tendered” and signing below, you will have tendered your ADSs for cash on the terms and conditions described in the U.S. Offer to Purchase and this ADS Letter of Transmittal.  You should read the detailed instructions at the end of this document before completing this ADS Letter of Transmittal.

All references to “U.S. dollars,” “$” and “US$” are to the United States dollar and all references to “Mexican pesos,” “pesos,” and “Ps.” shall mean the currency which is presently legal tender in Mexico. All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

BOXES BELOW TO BE CHECKED AS APPLICABLE

☐	CHECK HERE IF ADRs REPRESENTING YOUR ADSs ARE BEING TENDERED WITH THIS ADS LETTER OF TRANSMITTAL.

IF THE ADRs REPRESENTING YOUR ADSs HAVE BEEN LOST, DESTROYED OR STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING NEW RECEIPTS YOU MUST CONTACT THE BANK OF NEW YORK, AS DEPOSITARY, PRIOR TO SUBMITTING THIS LETTER OF TRANSMITTAL.

Certificate Number(s):

Number of ADSs Represented:
You must contact the Bank of New York, as depositary,to obtain instructions for replacing lost, destroyed or stolen ADRs representing ADSs. (See Instruction 12)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 2, 5 and 6)

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered Certificate(s).  Issue to:

Issue check to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

(Please also complete the enclosed IRS Form W-9 AND see instructions regarding signature guarantee.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 6)

Complete ONLY if the check is to be mailed to some address other than the address reflected above.

Deliver check to:

Name:
(Please Print)

Address:

(Include Zip Code)

Also: Complete the enclosed IRS Form W-9

IMPORTANT — YOU MUST SIGN IN THE BOX BELOW.

(U.S. Holders Also Please Complete Enclosed Form W-9)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)
SIGNATURE(S) REQUIRED

The undersigned represents that he or she is a holder of the Maxcom certificate(s) and has read and agreed to all the terms and conditions of this ADS Letter of Transmittal.

(Signature(s) of Former ADS Holder(s))
Dated: , 2013

(Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Certificate(s) or by person(s) authorized to become the registered holder(s) of Certificates as evidenced by endorsement or stock powers transmitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title.  See Instructions 2, 5, and 6.)

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or

Social Security No.:

GUARANTEE OF SIGNATURE(S)

(See Instructions 2)
Complete ONLY if required by Instruction 2.

Unless the ADRs are surrendered by the registered holder(s), or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the above signature(s) must be guaranteed by an Eligible Institution.  See Instruction 5.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized Signature

Name of Eligible Institution

Address of Eligible Institution

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the U.S. Offer, as described in the U.S. Offer to Purchase and this ADS Letter of Transmittal, I hereby tender to the Purchasers the number of ADSs described above in the box entitled “Description of ADSs Tendered” for the U.S. dollar equivalent of Ps. 20.30 in cash, less any withholding taxes and without interest thereon, for each ADS tendered, payable in U.S. dollars equivalent to the Mexican Peso price based on the Applicable Exchange Rate, as described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER — Terms of this U.S. Offer; Expiration Date.”

Subject to and effective upon the acceptance for payment of all or any portion of the ADSs tendered by this ADS Letter of Transmittal in accordance with the terms and conditions of the U.S. Offer — including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment — I hereby sell, assign and transfer to, or upon the order of, the Purchasers all right, title and interest in and to the ADSs tendered by this ADS Letter of Transmittal.  I hereby irrevocably constitute and appoint the U.S. Receiving Agent as my agent and attorney-in-fact with respect to the tendered ADSs, with full knowledge that the U.S. Receiving Agent is also acting as the agent of the Purchasers in connection with the U.S. Offer, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer to Purchase, to (1) deliver ADRs evidencing the tendered ADSs to the Purchasers together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchasers, upon receipt by the U.S. Receiving Agent, as my agent, of the cash to be paid for the tendered ADSs, (2) request a transfer of the tendered ADSs on the books of the depository for the ADSs and (3) receive for the account of the Purchasers all benefits and otherwise exercise all rights of ownership of the tendered ADSs, all in accordance with the terms and conditions of the U.S. Offer.

I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the ADSs tendered by this ADS Letter of Transmittal and that, when the tendered ADSs are accepted for payment, the Purchasers will acquire good, marketable and unencumbered title to the tendered ADSs, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered ADSs are not subject to any adverse claims or proxies.  I will, upon request, execute and deliver any additional documents deemed by the Purchasers or the U.S. Receiving Agent to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered by this ADS Letter of Transmittal and take any and all steps necessary to remove any liens, restrictions, charges and encumbrances upon the tendered ADSs.  I have received a copy of, and I agree to all of the terms of, the U.S. Offer.

The name(s) and address(es) of the registered holder(s) are printed above as they appear on the ADRs representing the ADSs.  The certificate number(s) and the number of ADSs that I wish to tender are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my ADSs.

Unless I have otherwise indicated by completing the box entitled “Special Payment Instructions” above, I hereby direct that cash be paid to the undersigned or, in the case of a book-entry delivery of ADSs, that the cash be credited to the account indicated above maintained with The Depository Trust Company.  Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the cash payment be delivered to the address shown below my signature.

If I have (1) tendered any ADSs that are not accepted for payment in the U.S. Offer for any reason or (2) submitted ADRs for more ADSs than I wish to tender, unless I have otherwise indicated by completing the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” I hereby direct that ADRs evidencing any ADSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature or, in the case of a book-entry transfer of ADSs, that ADSs that are not tendered or accepted for payment be credited to the account indicated above maintained with The Depository Trust Company, in each case at the Purchasers’ expense, promptly following the expiration or termination of the U.S. Offer.

I understand that if I decide to tender ADSs, and the Purchasers accept the ADSs for payment, this will constitute a binding agreement between me and the Purchasers, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal.

I also recognize that, under certain circumstances described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER — Certain conditions to the U.S. Offer” the Purchasers may not be required to accept for payment any ADSs tendered by this ADS Letter of Transmittal.

All authority conferred in or agreed to be conferred in this ADS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this ADS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns.  Except as stated in the U.S. Offer to Purchase and Instruction 4 herein, this tender is irrevocable.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

1. Delivery of ADS Letter Of Transmittal And Certificates.  You must complete this ADS Letter of Transmittal if you are a registered holder of ADSs and either (1) you wish to tender the ADRs evidencing your ADSs to the U.S. Receiving Agent together with this ADS Letter of Transmittal or (2) you wish to tender your ADSs by book-entry transfer to the U.S. Receiving Agent’s account at The Depository Trust Company and you elect to submit this ADS Letter of Transmittal to the U.S. Receiving Agent instead of an Agent’s Message.  In order to constitute a valid tender of your ADSs, unless you comply with the procedures for guaranteed delivery described below, the U.S. Receiving Agent must receive the following documents at the address listed above on or prior to the expiration of the U.S. Offer:  (1) ADRs evidencing the ADSs, in proper form for transfer, or book-entry confirmation of transfer into the U.S. Receiving Agent’s account with The Depository Trust Company, (2) a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message instead of this ADS Letter of Transmittal, and (3) all other documents required by this ADS Letter of Transmittal.

If you are a holder of the ADSs and wish to tender your ADSs, but (1) your ADRs evidencing the ADSs are not immediately available, (2) time will not permit such receipts for the ADSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the U.S. Offer, you may effect a tender if:  (1) the tender is made through an Eligible Guarantor Institution (as defined below); (2) prior to the expiration of the U.S. Offer, the U.S. Receiving Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form we have provided, setting forth your name and address and the amount of ADSs you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (3) the U.S. Receiving Agent receives within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery:  (a) the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of the ADSs into the U.S. Receiving Agent’s account at The Depository Trust Company, as the case may be, (b) a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry confirmation, an Agent’s Message instead of the ADS Letter of Transmittal, and (c) all other documents required by the ADS Letter of Transmittal.  The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Guarantor Institution in the form set forth in the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF ADRs, ADS LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION.  IF YOU DELIVER YOUR ADRs BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.  IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.  PLEASE SEND ADRs, ADS LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY OR OTHER REQUIRED DOCUMENTS TO THE U.S. RECEIVING AGENT AT THE ADDRESS LISTED ABOVE.  PLEASE DO NOT SEND THESE DOCUMENTS TO BANCO INVEX S.A., INSTITUCION DE BANCA MULTIPLE, INVEX GRUPO FINANCIERO.

The Purchasers will not accept any alternative, conditional or contingent tenders.  Each tendering holder, by execution of this ADS Letter of Transmittal or delivery of an Agent’s Message instead of the ADS Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

2. Guarantee of Signatures.  No signature guarantee on this ADS Letter of Transmittal is required if:

(a) this ADS Letter of Transmittal is signed by the registered holder of ADSs tendered with this ADS Letter of Transmittal, unless such holder(s) has completed either the box entitled “Special Payment Instructions” above, or

(b) the ADSs are tendered for the account of a firm that is an Eligible Guarantor Institution.

In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this ADS Letter of Transmittal. (See Instruction 5).  An “Eligible Guarantor Institution” means a financial institution that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or The New York Stock Exchange, Inc. Medallion Signature Program.

3. Inadequate Space.  If the space provided in the box captioned “Description of ADSs Tendered” is inadequate, the serial number(s) and/or the number of ADSs tendered and any other required information should be listed on a separate signed schedule which is attached to this ADS Letter of Transmittal.

4. Partial Tenders and Withdrawal Rights.  If you are tendering less than all of your ADSs, please fill in the number of ADSs which are to be tendered in column 3 (“Principal Amount of ADSs Tendered”) of the box entitled “Description of ADSs Tendered.” In that case, unless you have otherwise indicated by completing the box entitled “Special Payment Instructions” or “Special Delivery Instructions,” new ADR(s) for the remainder of the ADSs that were evidenced by your old receipts(s) will be sent to the registered holder of the ADSs, or in the case of a book-entry delivery of ADSs, the account of the U.S. Receiving Agent with The Depository Trust Company will be credited with the number of untendered ADSs, promptly after the expiration of the U.S. Offer.  All ADSs delivered to the U.S. Receiving Agent will be deemed to have been tendered unless otherwise indicated.

Tenders of ADSs made pursuant to the U.S. Offer are irrevocable, except that ADSs tendered pursuant to the U.S. Offer may be withdrawn at any time prior to the expiration of the U.S. Offer, and, unless they previously have been accepted for payment pursuant to the U.S. Offer, may be withdrawn at any time after October 25, 2013.

For a withdrawal of tendered Securities to be effective, a written of withdrawal, with original signature, must be timely received by the U.S. Receiving Agent at the address set forth above and must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs, if different from that of the person who tendered such ADSs.  If the ADSs to be withdrawn have been delivered to the U.S. Receiving Agent, a signed notice of withdrawal with (except in the case of ADSs tendered by an Eligible Guarantor Institution) signatures guaranteed by an Eligible Guarantor Institution must be submitted prior to the acceptance of such ADSs for payment by us.  In addition, such notice must specify, in the case of ADSs tendered by delivery of ADRs, the name of the registered holder (if different from that of the tendering security holder) and the serial numbers shown on the particular ADRs evidencing the ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and account or participant number at The Depository Trust Company to be credited with the withdrawn ADSs.  Withdrawals may not be rescinded, and ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer.  However, withdrawn ADSs may be re-tendered by again following one of the procedures described in the U.S. Offer to Purchase, as applicable, at any time prior to the expiration date.

5. Signatures on ADS Letter of Transmittal, Assignments and Endorsements.  If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the ADRs as listed on the register of holders maintained by The Bank of New York, as depositary.  If any of the ADSs tendered hereby are registered in the name of two or more joint owners, all such owners must sign this ADS Letter of Transmittal.  If any tendered ADSs are registered in different name(s) on several ADRs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registered holders.

When this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted by this ADS Letter of Transmittal, no endorsement(s) of ADRs or separate stock power(s) are required unless checks constituting cash payments are to be paid to a person other than the registered holder(s).  Signature(s) on the ADRs or stock power(s) must be guaranteed by an Eligible Guarantor Institution.

If a person or persons other than the registered holder(s) of ADSs signs the ADS Letter of Transmittal, ADRs for the ADSs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered holder(s) that appears on the ADRs for the ADSs and also must be accompanied by any opinions of counsel, certifications and other information as the Purchasers may require in accordance with the restrictions on transfer, if any, applicable to the ADSs.  Signatures on ADRs or stock powers must be guaranteed by an Eligible Guarantor Institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this ADS Letter of Transmittal or any ADRs for ADSs or stock powers, you must indicate your status when signing.  If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

6. Special Payment and Delivery Instructions.  If checks constituting cash payments are to be paid or delivered to a person other than the signer of this ADS Letter of Transmittal, or to an address other than that shown above, the box entitled “Special Payment Instructions” and/or “Special Delivery Instructions” on this ADS Letter of Transmittal should be completed.  ADRs for

ADSs not accepted for payment will be returned by mail (See Instruction 4), or in the case of a book-entry transfer, be credited to the account indicated above maintained with The Depository Trust Company.

7. Irregularities.  All questions as to the validity, form, eligibility, including time of receipt, and acceptance of ADSs tendered for payment will be determined by the Purchasers in its sole discretion.  Our determination will be final and binding.  We reserve the absolute right to reject any and all tenders of ADSs improperly tendered or to not accept any ADSs; this right is not limited to situations where the acceptance of a tender might be unlawful as determined by us or our counsel.  We also reserve the absolute right to waive any defects or irregularities or conditions of the U.S. Offer as to any ADSs either before or after the expiration of the U.S. Offer, including the right to waive the ineligibility of any holder who seeks to tender ADSs in the U.S. Offer.  Our interpretation of the terms and conditions of the U.S. Offer as to any particular ADSs either before or after the expiration of the U.S. Offer, including the terms and conditions of the ADS Letter of Transmittal and the accompanying instructions — will be final and binding.  Unless waived, any defects or irregularities in connection with tenders of ADSs for payment must be cured within a reasonable period of time, as determined by us.  Neither we, the U.S. Receiving Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of ADSs for payment, nor will we have any liability for failure to give such notification.

8. Questions, Requests for Assistance and Additional Copies.  Questions in respect of the transactions contemplated in the U.S. Offer, the procedures for tendering in the U.S. Offer and for additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Information Agent at the addresses set forth below.

9. 28% Backup Withholding; IRS Form W-9.  Under U.S. federal income tax law, a holder whose tendered ADSs are accepted for payment must either (i) provide the U.S. Receiving Agent with the holder’s correct taxpayer identification number (e.g., social security number or employer identification number) (the “TIN”) on IRS Form W-9, and certify, under penalties of perjury, that such TIN is correct, such holder is not subject to back up withholding and such holder is a United States person or (ii) establish another basis for exemption from backup withholding.  A holder must cross out item 2 in Part 2 of the IRS Form W-9 if such Holder is subject to backup withholding.   For federal tax purposes, a holder is considered a U.S. person if the holder is: (i) an individual who is a U.S. citizen or U.S. resident alien, (ii) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (iii) an estate (other than a foreign estate), or, (iv)a domestic trust (as defined in U.S. treasury regulations Section 301.7701-7). If the U.S. Receiving Agent is not provided with the correct TIN, cash payments to such holders or other payees with respect to ADSs purchased in the U.S. Offer may be subject to 28% backup withholding.  In addition, the Internal Revenue Service may subject the holder or other payee to a $50 penalty.

If the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, review and comply with the instructions on the enclosed IRS Form W-9 in order to avoid backup withholding.

The holder is required to give the U.S. Receiving Agent the TIN of the registered holder of the ADSs or of the last transferee appearing on the transfers attached to, or endorsed on, the ADSs.  If the ADSs are registered in more than one name or are not in the name of the actual holder, review the instructions on the enclosed IRS Form W-9” for additional guidance on which number to report.

Certain holders including, among others, corporations and financial institutions, may not be subject to these backup withholding and reporting requirements.  These holders should nevertheless complete the enclosed IRS Form W-9 without crossing out Part 2 to avoid possible erroneous backup withholding.  A foreign person may qualify for an exemption from backup withholding by submitting a properly completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other applicable Form W-8, signed under penalties of perjury, attesting to the holder’s foreign status.  Please review the instructions on the enclosed IRS Form W-9 for additional guidance on which holders are exempt from backup withholding.

Backup withholding is not an additional U.S. federal income tax.  Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained.

For a discussion of certain U.S. federal income tax consequences of the U.S. Offer, see the U.S. Offer to Purchase under the heading “Certain Tax Considerations — Material U.S. Federal Income Tax Consequences”.

1. Conditions for completion of U.S. Offer.  Notwithstanding any provision of the U.S. Offer, the obligation of the Purchasers to accept for payment or pay for any Securities validly tendered and not validly withdrawn prior to the expiration of the U.S. Offer will be subject to the satisfaction or waiver of the following conditions (collectively, the “Offer Conditions”):  (i)  no change, event or development shall have occurred which would reasonably be expected to cause a material adverse effect to Maxcom; (ii) all the representations and warranties of Maxcom under the Recapitalization Agreement shall be true and correct (disregarding any qualifications with respect to materiality or material adverse effect) in all material respects as of the date the Purchasers commence the Offers except (x) where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate a material adverse effect and (y) representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct in all material respects as of such other date or time; (iii) the Bankruptcy Court shall have entered a Confirmation Order confirming the Chapter 11 Plan, which order shall be (a) in form and substance acceptable to the Purchasers and (b) consistent in all respects with the Chapter 11 Plan and the description of the Step-Up Senior Notes as described further herein, and which order shall have become a Final Order, in accordance with the Recapitalization Agreement; (iv) the Recapitalization Agreement shall not have been terminated pursuant to Section 7.1 thereof ; (v) approximately 44% of the Securities will have been tendered into the Offers pursuant to the Agreements to Tender; and (vi) approvals from CNBV, COFECO and SCT, required to consummate the Offers shall (a) have been obtained under conditions or restrictions that would not create a material adverse effect on the Offers or Maxcom, (b) have not been modified in any material way that would create a material adverse effect on the Offers or Maxcom and (c) have not been revoked. We will extend the U.S. Offer in increments of at least five business days so that the Expiration Date allows for the settlement date of the U.S. Offer to precede the effective date of the Chapter 11 Plan by at least four business days.

2. No Conditional Tenders.  No alternative, conditional or contingent tenders will be accepted.  All tendering holders of ADSs, by execution of this ADS Letter of Transmittal, waive any right to receive notice of the acceptance of ADSs for payment.

3. Lost, Destroyed or Stolen Certificates.  If any ADRs representing ADSs have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen ADRs and promptly notify the U.S. Receiving Agent.  The holder will then be instructed as to the steps that must be taken in order to replace the ADRs.  This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen ADRs have been followed.

IMPORTANT:  UNLESS YOU COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE, A PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES) ADS LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE IN THE CASE OF BOOK-ENTRY DELIVERY, TOGETHER WITH ADRs OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE U.S. RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION OF THE U.S. OFFER.

Questions or requests for assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and any other documents may be directed to the Information Agent at its address and telephone numbers set forth below.  A holder of ADSs also may contact his or her broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

GEORGESON

Georgeson Inc.

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

Call Toll-Free: (866) 296 6841

Call Collect: (212) 440 9800